UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 30, 2009

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Company Enters into Agreement for $1,000,000 Bridge Loan.

On March 30, 2009, Granite City Food & Brewery Ltd. (the “Company”) entered into a bridge loan agreement with a group of accredited investors to provide $1,000,000 of partially convertible debt financing.  The bridge loan is evidenced by notes bearing interest at 9% per annum, payable in six equal monthly installments commencing on May 1, 2010 and due in full on October 1, 2010.  The net proceeds of the bridge loan will be used for working capital purposes.  The bridge loan was funded to the extent of $800,000 on March 30, 2009, with the balance of the bridge loan to be funded by the end of April 2009.

The lead investors in the transaction were Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C.  The Company’s Chairman, Eugene E. McGowan, is a member of, and has a beneficial interest in, both of the Harmony funds.  The transaction was approved by the Company’s Audit Committee as a transaction with a related person.

The notes are secured by a mortgage against the lease, and security agreements against personal property and intangibles relating to the Company’s Sioux Falls, South Dakota restaurant, including a grant of the rights to use patents, trademarks and other intangibles associated with that restaurant.  The Company’s Board of Directors has authorized it to borrow up to an aggregate of $3,000,000 under the terms of the bridge loan agreement, which provides that the investors may, but are not obligated to, make additional loans on substantially the same terms and conditions, including a similar pledge of collateral related to either its St. Cloud, Minnesota, or Fargo, North Dakota restaurants.

The notes may be prepaid upon 30 days prior notice without premium or penalty.  The notes must also be paid if the Company receives $4,000,000 or more of proceeds from the sale of equity securities or securities convertible into equity securities.  The notes must also be repaid in the event the Company defaults under the terms and conditions of the bridge loan, including the financial covenants set forth therein.  Such covenants include maintaining minimum operating income before interest, taxes, depreciation and amortization from the Sioux Falls, South Dakota restaurant operations, and minimum consolidated revenue of the Company, as provided in the bridge loan agreement.  These covenants were negotiated with the investor solely for purposes of the bridge loan and should not be considered statements of management’s expectations or estimates of results or other guidance.  The Company has also agreed to (1) limitations on its ability to create liens against its property, other than in the ordinary course of business, (2) limitations on liens against the Sioux Falls, South Dakota restaurant which serves as collateral for the loan and (3) limitations on certain investments and indebtedness.  The bridge loan provides for customary events of default which would give the investors the right to accelerate the Company’s indebtedness under the notes, including an adverse event affecting the Sioux Falls, South Dakota restaurant.

Up to 20% of each bridge note may be converted into common stock at a conversion price equal to $0.50 per share.  In addition, the Company will issue to the investors warrants for the purchase of an aggregate of 400,000 shares of common stock exercisable six months after date of issuance at a price of  $0.25267 per share, or 110% of the closing price of the Company’s stock on March 30, 2009.  The notes and the warrants provide customary anti-dilution rights to the holders, including weighted average anti-dilution provisions for sales at less than the exercise or conversion prices thereof.  The Company has also agreed that if it proposes to issue new securities in excess of 1% of its outstanding shares prior to May 1, 2010, subject to the exceptions noted below, it will give the investors the right to purchase up to that portion of the new securities which equals the proportion of the number of securities purchasable upon conversion of notes and exercise of the warrants relative to the Company’s outstanding stock as of March 30, 2009.  The participation right is not applicable to certain categories of issuances, such as shares issuable pursuant to public offerings, mergers and acquisitions and options, warrants and other rights to purchase securities.  The Company has also granted the investors certain rights to require the Company to register common stock acquired by them upon conversion of the notes or exercise of the warrants under the Securities Act of 1933, as amended (the “Act”) on Form S-3 or include such shares in certain company registrations under the Act, at the expense of the Company.

The above description is qualified its entirety by reference to the bridge loan agreement and related agreements, which are attached hereto as Exhibits 10.1 - 10.5 hereto.  In addition, the Company issued a press release regarding entry into the bridge loan agreement on March 31, 2009, which is attached hereto as Exhibit 99.  Each is hereby incorporated by reference into this Item 1.01.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

Securities Issued Under Bridge Loan Agreement.

In connection with the entry into the bridge loan agreement set forth in Item 1.01, on March 30, 2009, the Company has issued or agreed to issue to accredited investors (1) five-year warrants to purchase an aggregate of 400,000 shares of common stock of the Company at an exercise price of $0.25267 per share, representing 110% of the closing price of the Company’s common stock on March 30, 2009; and (2) notes aggregating $1,000,000, which permit each holder to convert up to 20% of the original principal balance into the Company’s common stock at an exercise price of $0.50 per share.

Additional Landlord Warrants.

In addition, as of March 30, 2009 the Company has issued additional warrants to purchase up to 29,900 shares of its common stock to certain of its landlords in return for rent reductions.  These rent reduction agreements represent part of the $4 million in rent and cash flow reductions announced in the Company’s Current Reports on Form 8-K filed on February 12, 2009 and February 26, 2009. Each warrant is exercisable at 110% of the closing price of the Company’s common stock on the trading date prior to the date on which the Company received the executed rent relief agreement, and is issued only to accredited investors. The following table also reports a correction to the number of shares purchasable upon exercise of a warrant issued to one landlord that was previously reported, due to a typographical error in the earlier report.

Landlord	Number of shares underlying warrant	Exercise price (110% of close on date prior to date of agreement)	Date of sale
Previous Total	172,170
3 - correction	-6,000
5	6,676	$0.264	March 3, 2009
6	7,500	$0.27489	March 4, 2009
7	15,724	$0.253	March 26, 2009
Total	196,070

Each of the foregoing issuances was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  Any certificates representing such securities will contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipients of such securities received, or had access to, material information concerning the Company, including, but not limited to, its reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC.  No discount or commission was paid in connection with the issuance of the foregoing securities.  The disclosure in Item 1.01 of this report is incorporated by reference in this Item 3.02.

ITEM 8.01             OTHER EVENTS

Annual Meeting and Shareholder Proposal Deadlines

The Company has scheduled its 2009 Annual Meeting of Shareholders for June 23, 2009. The record date for the annual meeting is April 30, 2009.

The scheduled date of this year’s annual meeting constitutes a change of more than 30 days from the anniversary of last year’s annual meeting, which was held on December 4, 2008. As a result, in accordance with rules promulgated under the Securities Exchange Act of 1934, as amended, the Company has set new deadlines for submitting shareholder proposals pursuant to Rule 14a-8 for inclusion in the proxy statement and for submitting non-Rule 14a-8 shareholder proposals for presentation at the annual meeting.

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2009 annual meeting of shareholders,  the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, no later than April 13, 2009.  In addition, all proposals must conform to the rules and regulations of the SEC, and may be omitted if not in compliance with applicable requirements.  Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after May 1, 2009, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: April 3, 2009	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Bridge Loan Agreement by and between Granite City Food & Brewery Ltd., Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C. dated March 30, 2009.

Exhibit 10.2	Security Agreement dated March 30, 2009 by and among Granite City Food & Brewery Ltd., Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C.

Exhibit 10.3

Leasehold 180-Day Redemption Mortgage and Security Agreement and Fixture Filing Statement dated as of March 30, 2009 by Granite City Restaurant Operations, Inc. as debtor in favor of Harmony Equity Income Fund, L.L.C.

Exhibit 10.4	Patent and Trademark Security Agreement dated as of March 30, 2009 by and between Granite City Food & Brewery Ltd. and Harmony Equity Income Fund, L.L.C.

Exhibit 10.5	IP Agreement dated March 30, 2009 by and between Granite City Food & Brewery Ltd. and Harmony Equity Income Fund, L.L.C.

Exhibit 99.1	Press Release dated March 31, 2009.